    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1998



                                                      REGISTRATION NO. 333-57045

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1



                                       TO


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               BOWNE & CO., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   DELAWARE                                      13-2618477
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


                               345 HUDSON STREET
                            NEW YORK, NEW YORK 10014
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                  BOWNE & CO., INC. 1997 STOCK INCENTIVE PLAN
                   BOWNE & CO., INC. LONG-TERM PERFORMANCE PLAN
                     BOWNE & CO., INC. DEFERRED AWARD PLAN
                   BOWNE & CO., INC. STOCK PLAN FOR DIRECTORS
                      INDIVIDUAL GRANT OF RESTRICTED STOCK

                           (FULL TITLES OF THE PLANS)

                             DOUGLAS F. BAUER, ESQ.
                         COUNSEL & CORPORATE SECRETARY
                               BOWNE & CO., INC.
                               345 HUDSON STREET
                            NEW YORK, NEW YORK 10014
                                 (212) 924-5500
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                           VINCENT PAGANO, JR., ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3909



                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Post-Effective Amendment No. 1 is filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the "Securities Act"), to notify the Securities and Exchange Commission that Bowne & Co., Inc., a New York corporation ("Bowne-New York") has been reincorporated from New York to Delaware by forming a new, wholly-owned Delaware subsidiary named Bowne & Co., Inc. ("Bowne-Delaware") and merging Bowne-New York with and into Bowne-Delaware, with Bowne-Delaware being the surviving corporation in the merger and being named Bowne & Co., Inc.



     In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, Bowne-Delaware expressly adopts the registration statement filed on Form S-8 by Bowne-New York (File No. 333-57045) as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

                               BOWNE & CO., INC.
                            ------------------------

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-3

                 FORM S-3 ITEM AND HEADING                           LOCATION IN PROSPECTUS
                 -------------------------                           ----------------------
 1.  Forepart of the Registration Statement and Outside
     Front Cover Page of Prospectus........................    Front Cover Page
 2.  Inside Front and Outside Back Cover Pages of
     Prospectus............................................    Inside Front Cover Page
 3.  Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges.............................    The Company
 4.  Use of Proceeds.......................................    Use of Proceeds
 5.  Determination of Offering Price.......................    Not applicable
 6.  Dilution..............................................    Not applicable
 7.  Selling Security Holders..............................    Selling Stockholder
 8.  Plan of Distribution..................................    Plan of Distribution
 9.  Description of Securities to be Registered............    Description of Common Stock
10.  Interests of Named Experts and Counsel................    Experts Legal Matters
11.  Material Changes......................................    Not applicable
12.  Incorporation of Certain Information by Reference.....    Incorporation of Certain Documents
                                                               by Reference
13.  Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities........................    Not applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 12, 1998


PROSPECTUS

                               BOWNE & CO., INC.

                         40,000 SHARES OF COMMON STOCK
                                 $.01 PAR VALUE

                            ------------------------

     This Prospectus relates to an aggregate of 40,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Bowne & Co., Inc., a New York corporation (the "Company"). All of the Common Stock offered hereby may be sold from time to time by and for the account of the Selling Stockholder named in this Prospectus (the "Selling Stockholder"), subject to the lapse of certain restrictions in an agreement between the Selling Stockholder and the Company. See "Selling Stockholder" herein.

     The methods of sale of the Common Stock offered hereby are described under the heading "Plan of Distribution." The Company will receive none of the proceeds from such sales. The Company will pay all expenses (other than underwriting and brokerage expenses, fees, discounts, and commissions, all of which will be paid by the Selling Stockholder) incurred in connection with the offering described in this Prospectus.

     The Selling Stockholder and any broker-dealers that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the 1933 Act. Upon the Company's being notified by the Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of the shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, disclosing among other things the names of such brokers and dealers, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to such broker-dealers.


     The Common Stock of the Company is listed on the American Stock Exchange (symbol: BNE). On August 7, 1998 the closing price of the Common Stock was $41.625 per share.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------


               The date of this Prospectus is             , 1998

                               TABLE OF CONTENTS

Available Information.......................................   3
Incorporation of Certain Documents by Reference.............   3
The Company.................................................   4
Use of Proceed..............................................   4
Selling Stockholder.........................................   4
Description of Common Stock.................................   5
Plan of Distribution........................................   6
Legal Matters...............................................   6
Experts.....................................................   6

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at regional offices of the Commission at the Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be inspected and copied at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881, on which the Company's Common Stock is listed. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement on Form S-3, as amended (the "Registration Statement"), of which this Prospectus is a part. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; and while the Company believes the descriptions of the material provisions of such contracts, agreements and other documents contained in this Prospectus are accurate summaries of such material provisions, reference is made to such contract, agreement or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company hereby incorporates by reference in this Prospectus the following documents previously filed with the Commission pursuant to the Exchange Act: (i) Annual Report of the Company on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1997, (ii) Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 1998, (iii) Current Reports of the Company on Form 8-K filed June 23, 1998, June 25, 1998, July 1, 1998 and July 15, 1998, and (iv) the description of the Company's Common Stock contained in the Company's Current Report on Form 8-K filed with the Commission on June 23, 1998.


     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Bowne & Co., Inc., Attention: Douglas F. Bauer, Counsel & Corporate Secretary, 345 Hudson Street, New York, New York 10014, telephone (212) 924-5500.

                                  THE COMPANY


     The Company was established in 1775 and incorporated in 1968 in the State of New York. The Company reincorporated in Delaware in 1998. The Company is in the midst of a major re-focusing of its business, one that will take a number of years to accomplish. Its business is being re-focused on "Empowering Information," a term used to define the management, repurposing and distribution of a client's information to any audience, through any medium, in any language, anywhere in the world. The Company, through its subsidiaries, manages and repurposes the information for distribution by digital, Internet or paper media. It manages documents on the clients' site or at its own facilities. It provides business services and solutions for transactional financial, corporate reporting and mutual fund printing, digital data management, Internet services, localization, translation and document management outsourcing, among others. Management believes the transition now underway will allow the Company to leverage the document management and information management technologies it has traditionally employed into a variety of new business solutions for its customers worldwide. The newer services complement the Company's older financial printing business, as well as one another.



     The Company has facilities to serve customers throughout the United States and Canada and around the world, including offices in Dublin, London, Paris, Frankfurt, Munich, Madrid, Rio de Janeiro, Mexico City, Hong Kong, Singapore, Tokyo and many other cities. The Company's principal executive offices are located at 345 Hudson Street, New York, New York 10014, and the Company's telephone number is (212) 924-5500.


                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Common Stock offered by the Selling Stockholder.

                              SELLING STOCKHOLDER


     The Company's Common Stock to which this Prospectus relates is being offered by the Selling Stockholder. The Selling Stockholder listed below is the Chairman of the Board, the Chief Executive Officer and a director of the Company. The Selling Stockholder does not own 1% or more of the outstanding shares of the Company Common Stock. An aggregate of 40,000 shares of Common Stock offered hereby were issued to the Selling Stockholder in connection with a Letter Agreement with the Company, dated January 26, 1996 (the "Employment Agreement"), in connection with his employment by the Company. The Selling Stockholder and the Company have agreed that the Selling Stockholder may exchange 13,333 shares of such restricted stock for restricted stock units which represent the Company's obligation to deliver the equivalent number of shares of stock at a future date. As of the date of this Prospectus, the Selling Stockholder has elected to exchange such shares of Common Stock for such restricted stock units. This Prospectus relates to the shares of stock that are currently held by Mr. Johnson pursuant to the Employment Agreement, 13,333 shares of Common Stock which may be represented by such restricted stock units upon such exchange as described above and any shares represented by restricted stock units as a result of any additional future exchanges.

     Subject to the lapse of certain restrictions in the Employment Agreement, the Selling Stockholder may sell some or all of the shares acquired pursuant to the Employment Agreement or issued in respect of restricted stock units pursuant to this Prospectus, until such time as such shares become available for resale without registration according to the terms of Rule 144(k) under the Securities Act of 1933, as amended. The following table states the number of shares of the outstanding Common Stock of the Company owned by the Selling Stockholder (or Common Stock represented by restricted stock units) as of August 7, 1998, the number of such shares which may be sold for the account of the Selling Stockholder, and the number of such shares that will be owned by the Selling Stockholder assuming the sale of all the shares offered hereby.



                                                                     NUMBER OF
                                                                     SHARES OF
                                                                   COMMON STOCK       NUMBER OF SHARES
                                         NUMBER OF SHARES OF        THAT MAY BE       OF COMMON STOCK
SELLING STOCKHOLDER                     COMMON STOCK OWNED(1)    OFFERED HEREBY(2)    OWNED AFTER SALE
-------------------                     ---------------------    -----------------    ----------------
Robert M. Johnson.....................          73,990                 40,000               33,990


---------------

(1) The number of shares owned includes (i) stock units equivalent to 23,807 shares of Common Stock awarded under the Company's Deferred Award Plan, (ii) 182 shares held by the Employees' Stock Purchase Plan , (iii) options to purchase 10,000 shares and (iv) 40,000 shares of restricted stock (or restricted stock units representing the equivalent number of shares of restricted stock).



(2) Of the 40,000 restricted shares (or restricted stock units representing such restricted shares) owned by Mr. Johnson, as of August 7, 1998, 13,333, 26,667 and 40,000 shares of Common Stock (or restricted stock units representing such restricted shares) may be required to be returned to the Company pursuant to an agreement between Mr. Johnson and the Company if Mr. Johnson's employment with the Company terminates before January 2001, January 2000 and January 1999, respectively.


                          DESCRIPTION OF COMMON STOCK


     The Company is authorized to issue two classes of capital stock: Common Stock, par value one cent ($.01) per share, of which 60,000,000 shares are authorized; and Preferred Stock issuable in series, par value one cent ($.01) per share (herein referred to as the "Preferred Stock"), of which 1,000,000 shares are authorized. On August 7, 1998, 18,413,683 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued or outstanding. The following is a summary of the provisions of the Common Stock and certain information relative to the Preferred Stock.


DIVIDENDS; VOTING RIGHTS; ELECTION OF DIRECTORS

     Dividends may be paid on the Common Stock at the discretion of the Board of Directors of the Company out of any funds of the Company legally available therefor after provision for dividends payable on the Preferred Stock, if any, as the Board of Directors may fix. Each holder of Common Stock is entitled to one vote for every share of Common Stock outstanding in his name on the stock register of the Company. The Board of Directors of the Company, which is elected by the stockholders, is divided into three classes, with each class being as nearly equal in number as possible and with the three classes being elected in successive years. Each director is elected to serve for a term of three years or until his successor is elected and qualifies. There are currently ten directors. Each class currently consists of three directors. The holders of Common Stock have non-cumulative voting rights, which means that, until any series of Preferred Stock is issued, the holders of more than 50% of the stock voting for the election of directors can over a period of three years elect all of the directors if they choose to do so and, in such event, the holders of the less than 50% of the stock remaining will not be able to elect any person or persons as directors.

LIQUIDATION RIGHTS

     Upon any distribution of the assets of the Company, the holders of the Common Stock are entitled to distribution of all assets of the Company remaining after the holders of each series of the Preferred Stock have been paid the preference or redemption price for their shares, if any, fixed by the Board of Directors of the Company at the time of the issuance of such series of Preferred Stock.

OTHER PROVISIONS

     No shares of the Common Stock of the Company are liable to any further calls or assessment or to any sinking fund provisions, preemptive rights, conversion rights or redemption provisions.

PREFERRED STOCK

     The Board of Directors of the Company is authorized, without further action by the stockholders, to designate the terms, limitations, relative rights and preferences of, and to issue, series of Preferred Stock. Such series may be superior to the Common Stock as to dividends, distributions of assets (upon liquidation or otherwise), voting rights and sinking fund provisions, and may be convertible into shares of any other series or class of stock, including the Common Stock of the Company, if the Board of Directors so determines. No shares of Preferred Stock will be entitled to any preemptive rights.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is The Bank of New York.

                              PLAN OF DISTRIBUTION

     The Company has been advised that the distribution of the Common Stock by the Selling Stockholder may be effected from time to time in one or more transactions (which may involve block transactions) (i) on the American Stock Exchange or such other national security exchanges on which the Company's Common Stock are listed, in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market, or in a combination of any such transactions. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholder may effect such transactions by selling the Common Stock to or through broker-dealers and such broker-dealers will receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of the Common Stock for whom they may act as agent (which discounts or commissions from the Selling Stockholder or such purchasers will not exceed those customary in the type of transactions involved).

     Any broker-dealers that participate with the Selling Stockholder in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts received by such broker-dealers and any profit on the resale of the Common Stock by such broker-dealers might be deemed to be underwriting discounts and commissions under such act.

     Upon the Company's being notified by the Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of the Common Stock through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(b) under the 1933 Act, disclosing (a) the names of such broker-dealers,
(b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commission paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospects in connection with the offer made by this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The Prospectus is not an offer to sell or a solicitation of an offer to buy in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                 LEGAL MATTERS


     Certain legal matters in connection with the Common Stock covered by this Prospectus are being passed upon by Simpson Thacher & Bartlett, New York, New York.


                                    EXPERTS

     The consolidated financial statements of the Company as of and for the fiscal year ended December 31, 1997, incorporated herein by reference to the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1997, have been so incorporated in reliance upon the report of Ernst & Young LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission by the "Company" (or the "Registrant") are hereby incorporated in this Registration Statement by reference:

          (a) Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1997 (file no. 1-5842).

          (b) Quarterly Report on Form 10-Q for the quarter ended March 31,
     1998.


          (c) Current Reports on Form 8-K filed June 23, 1998, June 25, 1998, July 1, 1998 and July 15, 1998.



          (d) The description of the Company's Common Stock contained in the Company's Current Report on Form 8-K filed with the Commission on June 23, 1998.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Company is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.



     Reference is also made to Section 145 of the DGCL which empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe the person's conduct was unlawful. A Delaware corporation may indemnify any person in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorney's fees) which such person actually and reasonably incurred.



     Article Ninth of the Company's Certificate of Incorporation, furthermore, provides that no director of the Company is personally liable to the Company or its stockholders for damages for any breach of duty as a director unless a judgment or other final adjudication adverse to him establishes that his acts or omissions involved bad faith, intentional misconduct, a knowing violation of law or certain expressly prohibited acts, or that he personally gained a financial profit or other advantage to which he was not legally entitled.



     Article VII of the Company's By-Laws provides that the Company shall indemnify all persons whom it shall have power to indemnify from and against all expenses, liabilities or other matters to the fullest extent permitted by the DGCL as from time to time amended.


     The Company also has liability insurance policies in effect which cover certain claims against officers and directors of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by them in such capacities as officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Shares of Common Stock previously granted to the Selling Stockholder under the Employment Agreement were granted in reliance upon Section 4(2) of the Securities Act of 1933.

ITEM 8.  EXHIBITS.


3(a) Certificate of Incorporation (incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K filed
        June 23, 1998)
3(b) Certificate of Designations (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed
        June 23, 1998)
3(c) By-Laws (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K filed June 23, 1998)
4(a)    Rights Agreement, dated as of June 19, 1998, between the
        Company and The Bank of New York (incorporated by reference to Exhibit 5 to the Company's Current Report on Form 8-K filed June 23, 1998)
   5 Opinion of Simpson Thacher & Bartlett regarding the legality of the common stock being registered (previously filed as Exhibit 5 to this Registration Statement (File No.
        333-57045) and incorporated herein by reference)
23(a)   Consent of Ernst & Young LLP incorporated by reference to
        Exhibit 23 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997
23(b) Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5 hereto)
24      Power of Attorney (previously filed as Exhibit 24 to this
        Registration Statement (File No. 333-57045) and incorporated herein by reference)

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and each filing of each plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bowne & Co., Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the twelfth day of August, 1998.


                                          BOWNE & CO., INC.

                                          By      /s/ DOUGLAS F. BAUER

                                            ------------------------------------
                                            Douglas F. Bauer
                                            Counsel and Corporate Secretary



     Pursuant to the requirements of the Securities Act of 1933 as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the twelfth day of August, 1998.



                     SIGNATURE                                             TITLE
                     ---------                                             -----

                         *                           Chairman of the Board of Directors and Chief
---------------------------------------------------  Executive Officer
                 Robert M. Johnson

                         *                           President and Chief Operating Officer (also
---------------------------------------------------  Director)
                  James P. O'Neil

              /s/ DENISE K. FLETCHER                 Senior Vice President and Chief Financial Officer
---------------------------------------------------  (Principal Financial and Accounting Officer)
                Denise K. Fletcher

                         *                           Director
---------------------------------------------------
                 Robert M. Conway

                         *                           Director
---------------------------------------------------
                  Edward H. Meyer

                         *                           Director
---------------------------------------------------
                H. Marshall Schwarz

                         *                           Director
---------------------------------------------------
                 Wendell M. Smith

                         *                           Director
---------------------------------------------------
                  Lisa A. Stanley

                         *                           Director
---------------------------------------------------
                   Vincent Tese

                         *                           Director
---------------------------------------------------
                  Richard R. West

              By /s/ DOUGLAS F. BAUER
  -----------------------------------------------
                 Douglas F. Bauer
                 Attorney-in-fact

                                 EXHIBIT INDEX




EXHIBIT                                                                 SEQUENTIAL
NUMBER                        DESCRIPTION OF EXHIBIT                    PAGE NUMBER
-------                       ----------------------                    -----------
  3(a)     Certificate of Incorporation (incorporated by reference to
           Exhibit 2 to the Company's Current Report on Form 8-K filed
           June 23, 1998)
  3(b)     Certificate of Designations (incorporated by reference to
           Exhibit 3 to the Company's Current Report on Form 8-K filed
           June 23, 1998)
  3(c)     By-Laws (incorporated by reference to Exhibit 4 to the
           Company's Current Report on Form 8-K filed June 23, 1998)
  4(a)     Rights Agreement, dated as of June 19, 1998, between the
           Company and The Bank of New York (incorporated by reference to Exhibit 5 to the Company's Current Report on Form 8-K
           filed June 23, 1998)
    5      Opinion of Simpson Thacher & Bartlett regarding the legality of the common stock being registered (previously filed as
           Exhibit 5 to this Registration Statement (File No.
           333-57045) and incorporated herein by reference)
 23(a)     Consent of Ernst & Young LLP incorporated by reference to
           Exhibit 23 to the Company's Annual Report on Form 10-K for
           the fiscal year ended December 31, 1997
 23(b)     Consent of Simpson Thacher & Bartlett (included in their
           opinion filed as Exhibit 5 hereto)
   24      Power of Attorney (previously filed as Exhibit 24 to this
           Registration Statement (File No. 333-57045) and incorporated herein by reference)